EXHIBIT 99.1
Contact:
Express-1 Expedited Solutions, Inc.
Jeff Curry
269-695-4955
JeffC@express-1.com
EXPRESS-1 EXPEDITED SOLUTIONS REPORTS RECORD PROFITABILITY
AND SOLID TOP-LINE GROWTH IN THE SECOND QUARTER OF 2006
Company Delivers 38% Increase in Expedited Transportation Revenue and
Highest Gross Margin in Its History
BUCHANAN, Mich. — August 3, 2006 — Express-1 Expedited Solutions, Inc. (The Company) (AMEX: XPO) today announced its financial results for the quarter ended June 30, 2006.
For the second quarter of 2006, the Company reported that revenues increased to $11.1 million from $10.3 million in the second quarter of 2005. The Company’s GAAP net income for the second quarter of 2006 was $848,000, or $0.03 per share. This compares with a net loss of $1.2 million, or $0.05 per share, for the second quarter last year, including $375,000 in restructuring charges. EBITDA for the second quarter of 2006 was $1.2 million, compared with an EBITDA loss of $370,000 for the year-ago quarter. Please refer to Table 1 for a reconciliation of net income, as reported, to EBITDA.
“The Company continued to execute its growth strategy during the second quarter, and we delivered record profitability on the strength of our expedited transportation business,” said Michael Welch, the Company’s president and chief executive officer. “In 2005, we made the decision to divest some unprofitable operations and focus squarely on growing our core business — expedited transportation solutions for time-critical shipments. Our second-quarter results demonstrate that our strategy is on target. Our Express-1 fleet size increased 28% from the second quarter of 2005, and utilization rates improved by 9%. This combination of growing truck count and higher number of loaded miles per truck per week generated a 38% increase in Express-1 revenue. At the same time, our Evansville operation posted 18% revenue growth.”
“Express-1 continues to outperform the expedite industry in the competency most critical for business success — attracting, recruiting and retaining qualified drivers,” said Welch. “Thanks to stronger brand awareness of Express-1 and our gains in market share, our owner-operators have experienced steady increases in loaded miles per week. In addition, during the second quarter we rolled out a series of steps designed to improve cash flow and quality of life for Express-1 drivers. Along with a rate increase and utilization bonus program for miles run per month, these initiatives included a faster payment schedule and more convenient access to cash while on the road. To enhance our driver recruiting, we introduced a rewards program for Express-1 drivers who refer owner-operators of straight trucks to us. As a result of Express-1’s growing reputation as a driver-friendly organization, we substantially expanded the size of our fleet at a time of severe constraints in owner-operator availability.”
The Company’s Chief Financial Officer Mark Patterson said, “Our second-quarter results reflect significantly stronger operating leverage in our core business. As a result of our transition to a variable cost model and greater reliance on independent contractors to supply our fleet, gross margin increased to 25.7% from 21.7% for the second quarter of 2005. Coupled with the elimination of prior restructuring expenses, these cost reduction initiatives enabled us to deliver substantial increases in EBITDA and net income for the quarter.”
Additional Second-Quarter Financial Information
•	Operating expenses, which consist primarily of payment for owner-operator and partner trucking services, fuel, maintenance and insurance costs, increased to $8.3 million for the second quarter of 2006 from $8.1 million a year earlier.

•	Gross profit for the second quarter of 2006 improved to $2.9 million, or 25.7 percent of consolidated revenue, from $2.2 million, or 21.7 percent of consolidated revenue, for the second quarter of 2005.

•	Selling, general and administrative expenses (SG&A) were $1.9 million, down 41 percent from $3.3 million for the second quarter of 2005. Approximately $375,000 in restructuring charges were recorded in the second quarter of 2005 and are included in SG&A expenses for that period.

•	Operating ratio improved by 18 percent to 91.2 percent for the second quarter of 2006, from 111.4 percent for the year-earlier quarter.
Outlook and Financial Guidance
“The Company has grown significantly faster than the expedited industry during the first half of 2006, and our objective is to continue to outperform during the second half of the year,” Welch said. “Our recent efforts to increase our truck count through enhanced driver recruiting and retention have created strong momentum on the capacity side as we begin the third quarter. At the same time, we continue to make excellent progress in diversifying our customer base. Our sales and customer service organization is well-positioned to generate and support increased business volume across an expanding fleet. In addition, reflecting our broadening relationships with third-party carriers, the brokerage component of our business continues to gain strength. We look forward to leveraging these positive dynamics to extend the Company’s growth and profitability gains throughout the year.”
Express-1 Expedited Solutions, Inc. reiterated its previously announced guidance for full year 2006. The Company continues to expect that revenue for 2006 will be in the range of $39 million to $42 million, representing approximately 17% to 18% growth in the Company’s remaining operations. The Company expects full-year net income in the range of $0.10 to $0.12 per share based on its current shares outstanding.

Conference Call/Webcast Information
Management will conduct a conference call this morning at 10:00 a.m. ET to discuss the Company’s second-quarter financial results. Those interested in accessing a live or archived webcast of the call should visit the Company’s website at www.express-1.com. Those wishing to take part in the live teleconference call can dial 201-689-8049 or 877-407-9210. A playback will be available through midnight on August 11, 2006. To listen to the playback, please call 201-612-7415 or 877-660-6853. Use account number 286 and conference ID number 208301.
About Express-1 Expedited Solutions, Inc.
The Company provides expedited transportation services to more than 1,000 organizations, ranging from mid-sized companies to the Fortune 500. The Company specializes in same-day and next-day pick up and delivery. To maximize flexibility and minimize overhead, the Company maintains a non-asset-based business model and utilizes a fleet of professional, independent owner operators. The Company has a state-of-the-art 24/7 call center utilizing an advanced communications technology and dispatch infrastructure that covers the 48 continental U.S. states and Canada. Express-1 Expedited Solutions, Inc. is publicly traded on the American Stock Exchange under the symbol XPO. For more information about the Company, visit www.express-1.com.
Forward-Looking Statements
This press release contains forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. These forward-looking statements, which may include statements regarding our future financial performance or results of operations, including expected revenue growth, cash flow growth, future expenses, future operating margins and other future or expected performance, are subject to the following risks: that our recent reorganization fails to result in projected operating efficiencies; the acquisition of businesses or the launch of new lines of business, which could increase operating expenses and dilute operating margins; increased competition, which could lead to negative pressure on our pricing and the need for increased marketing; the inability to maintain, establish or renew relationships with customers, whether due to competition or other factors; the inability to comply with regulatory requirements governing our business operations; and to the general risks associated with our businesses.
In addition to the risks and uncertainties discussed above you can find additional information concerning risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements in the reports that we have filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent our judgment as of the date of this release and you should not unduly rely on such statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in the filing may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.
Use of GAAP and Non-GAAP Measures
In addition to results presented in accordance with generally accepted accounting principles (GAAP), the Company has included “EBITDA”, a non-GAAP financial measure. The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization. In addition, the Company excludes from its EBITDA calculation the cumulative effect of a change in accounting principle, discontinued operations, and the impact of restructuring and certain other charges, and includes in the EBITDA calculation selected financial data related to various Company acquisitions. A reconciliation of EBITDA to the most directly comparable GAAP financial measure is set forth herein.
Management believes the use of non-GAAP financial measures provides useful information to investors to assist them in understanding the underlying operational performance of the Company. Specifically, management believes EBITDA is a useful measure of operating performance before the impact of investing and financing transactions, making comparisons between companies’ earnings power more meaningful and providing consistent period-over-period comparisons of the Company’s performance. The Company uses these non-GAAP financial measures internally to measure its ongoing business performance and in reports to bankers to permit monitoring of the Company’s ability to pay outstanding liabilities.
Express-1, Expedited Solutions Inc.
EBITDA Reconciliation

	Three Months Ended
	June 30,
	2006	2005

Net income (loss) as reported	$848,000	$(1,211,000)
Income tax (benefit) provision	$0	$0
Interest expense	$63,000	$52,000
Depreciation and amortization	$254,000	$414,000
Restructuring, exit and consolidation expenses	$0	$375,000

EBITDA	$1,165,000	$(370,000)

Express-1 Expedited Solutions, Inc.
Statements of Operations
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2006	2005	2006	2005

Revenues

Operating revenue	$11,120,000	$10,290,000	$20,675,000	$20,639,000

Expenses:

Direct expenses	8,257,000	8,057,000	15,386,000	16,435,000

Gross profit	2,863,000	2,233,000	5,289,000	4,204,000

Sales, general and administrative expense	1,939,000	2,903,000	3,634,000	5,912,000
Restructuring, exit and consolidation expense	—	375,000	—	3,958,000

Total sales, general and administrative expense	1,939,000	3,278,000	3,634,000	9,870,000

Other expense	13,000	114,000	142,000	119,000

Interest Expense	63,000	52,000	108,000	76,000

Income (loss) before income tax provision	848,000	(1,211,000)	1,405,000	(5,861,000)

Income tax (benefit) provision	—	—	—	—

Net income (loss)	$848,000	$(1,211,000)	$1,405,000	$(5,861,000)

Basic income (loss) per common share	0.03	(0.05)	0.05	(0.22)

Basic weighted average common shares outstanding	26,285,034	26,730,034	26,285,034	26,717,672

Diluted income (loss) per common share	0.03	(0.05)	0.05	(0.22)

Diluted weighted average common shares outstanding	26,441,809	26,730,034	26,398,952	26,717,672

Express-1 Expedited Solutions, Inc.
Balance Sheet

	June 30,	December 31,
	2006	2005
Assets

Current assets:
Cash and cash equivalents	$82,000	$386,000
Accounts receivable, net of allowances of $504,000 and $732,000, respectively	5,646,000	4,434,000
Prepaid expenses	194,000	326,000
Other current assets	42,000	77,000
Deferred tax asset, current	500,000	500,000

Total current assets	6,464,000	5,723,000

Property and equipment, net of accumulated depreciation	2,401,000	2,229,000

Goodwill	3,567,000	3,567,000
Identified intangible assets	4,411,000	4,629,000
Loans and advances	166,000	439,000
Deferred tax asset, long term	1,504,000	1,504,000
Other long term assets	406,000	363,000

	$18,919,000	$18,454,000

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$1,202,000	$924,000
Accrued salaries and wages	391,000	397,000
Accrued expenses, other	1,012,000	2,721,000
Current maturities of long term debt	177,000	242,000
Other current liabilities	252,000	97,000

Total current liabilities	3,034,000	4,381,000

Line of credit	2,805,000	1,764,000
Notes payable and capital leases, net of current maturities	140,000	824,000
Other long-term liabilities	190,000	199,000

Total long-term liabilities	3,135,000	2,787,000

Stockholders’ equity:
Preferred stock, $.001 par value; 10,000,000 shares no shares issued or outstanding	¯	¯
Common stock, $.001 par value; 100,000,000 shares authorized; 26,465,034 shares issued and 26,285,034 outstanding	26,000	26,000
Additional paid-in capital	20,371,000	20,312,000
Accumulated deficit	(7,540,000)	(8,945,000)
Treasury stock, at cost, 180,000 shares held	(107,000)	(107,000)

Total stockholders’ equity	12,750,000	11,286,000

	$18,919,000	$18,454,000

Selected Financial Data
For the three months ended, June 30, 2006

						Express-1
	Express-1	Evansville		Core		Expedited
	Expedited	Dedicated	Corporate	Business	Other	Solutions, Inc.
Operating Revenues	$9,868,000	$1,252,000	—	$11,120,000	—	$11,120,000
Direct Expenses	7,268,000	989,000	—	8,257,000	—	8,257,000
Sales, general and administrative expenses	1,515,000	163,000	365,000	2,043,000	(28,000)	2,015,000

Restructuring expenses	—	—	—	—	—	—

Net income (loss) before provision (benefit) for taxes	$1,085,000	$100,000	$(365,000)	$820,000	$28,000	$848,000

Restructuring expenses	$—	$—	$—	$—	$—	$—
Depreciation and amortization	207,000	47,000	—	254,000	—	254,000
Interest expense, net	—	—	63,000	63,000	—	63,000

Taxes	—	—	—	—	—	—

EBITDA	$1,292,000	$147,000	$(302,000)	$1,137,000	$28,000	$1,165,000

Selected Financial Data
For the three months ended, June 30, 2005

		Evansville		Core
	Express-1	Dedicated	Corporate	Business	Other	Segmentz, Inc.
Operating Revenues	$7,160,000	$1,065,000	$—	$8,225,000	$2,065,000	$10,290,000
Direct Expenses	5,415,000	1,037,000	—	6,452,000	1,605,000	8,057,000
Sales, general and administrative expenses	1,546,000	113,000	785,000	2,444,000	625,000	3,069,000
Restructuring expenses	—	—	375,000	375,000	—	375,000

Net income (loss) before provision (benefit) for taxes	$199,000	$(85,000)	$(1,160,000)	$(1,046,000)	$(165,000)	$(1,211,000)

Restructuring expenses	$—	$—	$375,000	$375,000	$—	$375,000
Depreciation and amortization	194,000	103,000	83,000	380,000	34,000	414,000
Interest expense, net	—	—	52,000	52,000	—	52,000
Taxes	—	—	—	—	—	—

EBITDA	$393,000	$18,000	$(650,000)	$(239,000)	$(131,000)	$(370,000)

Selected Financial Data
For the six months ended, June 30, 2006

						Express-1
	Express-1	Evansville		Core		Expedited
	Expedited	Dedicated	Corporate	Business	Other	Solutions, Inc.
Operating Revenues	$18,244,000	$2,431,000	$—	$20,675,000	$—	$20,675,000
Operating Expenses	13,358,000	1,980,000	—	15,338,000	—	15,338,000
Sales, general and administrative expenses	2,869,000	323,000	710,000	3,902,000	30,000	3,932,000
Restructuring expenses	—	—	—	—	—	—

Net income (loss) before provision (benefit) for taxes	$2,017,000	$128,000	$(710,000)	$1,435,000	$(30,000)	$1,405,000

Restructuring expenses	$—	$—	$—	$—	$—	$—
Depreciation and amortization	419,000	94,000	—	513,000	—	513,000
Interest expense, net	—	—	108,000	108,000	—	108,000
Taxes	—	—	—	—	—	—

EBITDA	$2,436,000	$222,000	$(602,000)	$2,056,000	$(30,000)	$2,026,000

Selected Financial Data
For the six months ended, June 30, 2005

		Evansville		Core
	Express-1	Dedicated	Corporate	Business	Other	Segmentz, Inc.
Operating Revenues	$14,067,000	$2,129,000	$—	$16,196,000	$4,443,000	$20,639,000
Operating Expenses	10,500,000	2,056,000	—	12,556,000	3,879,000	16,435,000
Sales, general and administrative expenses	3,186,000	237,000	1,369,000	4,792,000	1,315,000	6,107,000
Restructuring expenses	—	—	3,958,000	3,958,000	—	3,958,000

Net income (loss) before provision (benefit) for taxes	$381,000	$(164,000)	$(5,327,000)	$(5,110,000)	$(751,000)	$(5,861,000)

Restructuring expenses	$—	$—	$3,958,000	$3,958,000	$—	$3,958,000
Depreciation and amortization	387,000	214,000	151,000	752,000	109,000	861,000
Interest expense, net	—	—	76,000	76,000	—	76,000
Taxes	—	—	—	—	—	—

EBITDA	$768,000	$50,000	$(1,142,000)	$(324,000)	$(642,000)	$(966,000)

The selected financial data above represents “reporting units” within the Company. The subtotal entitled “Core Business” represents the operations remaining after the completion of the restructuring plan, and is intended only to give the reader the ability to view what are now our ongoing operations, exclusive of the closed operations. The column entitled “Other” represents services or location revenue and expenses that have primarily been eliminated based on the restructuring plan implemented in the fourth quarter of 2004. Remaining expense items reflected within this column include real estate leases, equipment termination costs and impairment charges associated with equipment and property no longer in use. None of our reporting units met the quantitative criteria required for segment reporting. For purposes of the selected financial tables above, we have included Interest Expense and Other Expense within the line item Sales, General and Administrative Expenses.